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                                                                    EXHIBIT 4(h)

                              CERTIFICATE OF TRUST

                                       OF

                            FIRST SECURITY CAPITAL V

              This Certificate of Trust is being duly executed as of March 9, 1999 for the purposes of forming a business trust pursuant to the Delaware Business Trust Act (12 Del. C. Section 3801 et. seq.) (the "Act").

              1. Name. The name of the business trust formed hereby is First Security Capital V (the "Trust").

              2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

              First Chicago Delaware Inc.
              300 King Street
              Wilmington, Delaware 19801

              3. Effective Date. This Certificate of Trust, which may be executed in counterparts, shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

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              IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the date first written above.

                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Property Trustee


                                       By: /s/ SANDRA L. CARUBA
                                           -------------------------------
                                           Name:  Sandra L. Caruba
                                           Title: Vice President


                                       FIRST CHICAGO DELAWARE INC.,
                                         as Delaware Trustee


                                       By: /s/ SANDRA L. CARUBA
                                           -------------------------------
                                           Name:  Sandra L. Caruba
                                           Title: Vice President


                                        /s/ BRAD D. HARDY
                                       -----------------------------------
                                       Brad D. Hardy, as Regular Trustee


                                        /s/ SCOTT C. ULBRICH
                                       -----------------------------------
                                       Scott C. Ulbrich, as Regular Trustee


                                        /s/ DAVID R. WILSON
                                       -----------------------------------
                                       David R. Wilson, as Regular Trustee